Dandong Longsheng
Share Pledge Agreement

__________________________________________________________

EQUITY PLEDGE AGREEMENT

Regarding

LongSheng Horticulture Technology Co., Ltd.
__________________________________________________________

between

ZHAO Guang

and

Shenzheng Zhihao Dongbo Technology Ltd.

Dated this 10 day of March, 2010

Dandong Longsheng
Share Pledge Agreement

Equity Pledge Agreement

This Equity Pledge Agreement (the “Agreement”) is entered into in Dandong, Liaoning Province, the People’s Republic of China (the “PRC”) as of this 10 day of March, 2010 by and between the following parties:

(1)	ZHAO Guang (hereinafter referred to as the “Pledgor”)
Identity Card Number: 2323301968080846111; and

(2)	Shenzheng Zhihao Dongbo Technology Ltd. (hereinafter referred to as the “Pledgee”)
Legal Address:	32E, CaiHuiGe, Rainbow New City, Caitian Road, Futian District, Shenzhen.

(In this Agreement, the Pledgor and Pledgee are collectively referred to as the “Parties” and individually as a “Party”)

Whereas:

(1)
The Pledgor is the enrolled shareholder of LongSheng Horticulture Technology Co., Ltd. (its business licence number is 210604004005136, and hereinafter referred to as the “Company”), lawfully holding the equities of the Company, and, as of the date hereof, the Pledgor holds all shares of the Company (the “Company Equity”).

(2)	The Pledgor and the Pledgee entered into the Call Option and Cooperation Agreement as of this 10 day of March, 2010.

(3)	The Pledgee and the Company entered into the Exclusive Technical Support and Service Agreement as of this 10 day of March, 2010.

(4)
As the guarantee by the Pledgor and the Company for their performance of the Contract Obligation (as defined below) and repayment of the Guaranteed Liabilities (as defined below), the Pledgor agrees to pledge all of its Company Equity to the Pledgee, and grant herewith to the Pledgee the right of first priority.

Therefore, the Parties hereby agreed as follows:

Clause 1 - Definition

1.1	Unless otherwise required by the context, the following terms in this Agreement shall have the following meanings:

“Contract Obligations” shall mean all contractual obligations of the Pledgor under the Call Option and Cooperation Agreement and this Agreement; and all contractual obligations of the Company under the Exclusive Technical Support and Service Agreement.

Dandong Longsheng
Share Pledge Agreement

“Guaranteed Liabilities” shall mean (i) all monetary payment obligations of the Pledgor and/or the Company under any transaction agreement, (ii) all direct, indirect and derivative losses and loss of foreseeable profits suffered by the Pledgee due to any Breaching Event (as defined below) of the Pledgor and/or the Company, and (iii) all fees incurred by the Pledgee for its enforcement of the Contractual Obligations of Pledgor and/or the Company.

“Transaction Agreement” means the Call Option and Cooperation Agreement and the Exclusive Technical Support and Service Agreement.

“Breaching Event” means any breach by the Pledgor and/or the Company of any Contract Obligations.

“Pledged Property” shall mean (i) all Company Equity to be pledged to the Pledgee according to this Agreement as a guarantee for (a) the performance of Contract Obligations and (b) the repayment of Guaranteed Liabilities, which is lawfully owned by the Pledgor as of the date hereof; and (ii) the increased contribution amounts and interests specified in Clauses 2.6 and 2.7 hereof.

“PRC Law” means the laws, administrative regulations, administrative rules, local regulations, judicial interpretations and other binding regulatory documents of the People’s Republic of China then in effect.

“Equity Pledge” shall have the meaning set out in Clause 2.2 hereof.

“Party’s Right” shall have the meaning set out in Clause 12.7 hereof.

“Power of Attorney” shall have the meaning set out in Clause 12.13 hereof.

1.2	Reference to any PRC Law herein shall be construed as including references to:

(1)	the revise, amendment, supplement and reenactment of such law, irrespective of whether they come into force prior or after the formation of this Agreement; and
(2)	other decisions, notices or regulations enacted in accordance therewith or effective as a result thereof.

1.3	Unless otherwise stated in the context herein, references to any clause, item or paragraph shall refer to the relevant part of this Agreement.

Dandong Longsheng
Share Pledge Agreement

Clause 2 - Equity Pledge

2.1
The Pledgor hereby agrees to pledge the Pledged Property (that it lawfully owns and is entitled to dispose of) to the Pledgee in accordance with this Agreement as the guarantee for the performance of the Contract Obligations and the repayment of the Guaranteed Liabilities.

2.2	The Company shall record the arrangement of equity pledge hereunder (the “Equity Pledge”) on the shareholder register of the Company.

2.3
With the term of this Agreement, except for the willful misconduct or gross negligence (which is directly related as cause/result to the consequence) of the Pledgee, the Pledgee shall not be liable in any way to, nor shall the Pledgor have any right to claim in any way or propose any demands on the Pledgee, in respect of the reduction in value of the Pledged Property.

2.4
Subject to above Clause 2.3, in case of any possibility of obvious reduction in value of the Pledged Property which is sufficient to jeopardize Pledgee’s rights, the Pledgee may at any time auction or sell off the Pledged Property on behalf of the Pledgor to use the proceeds from such auction or sale-off as pre-repayment of the Guaranteed Liabilities, or may submit such proceeds to the local notary institution where the Pledgee is registered (any fees arising therefrom shall be borne by the Pledgor).

2.5	In case of any breaching Event, the Pledgee shall be entitled to dispose of the Pledged Property in the manner set out in Clause 4 hereof.

2.6
Without the prior consent of the Pledgee, the Pledgor shall not increase its capital contribution to the Company. The increase contribution amount of the Pledgor in the Company as a result of the foresaid capital increase shall also be a part of the Pledged Property.

2.7
Under the precondition that the prior consent of the Pledgee has been obtained, the Pledgor may receive dividends or share profits from the Pledged Property. Such dividends or share profits received by the Pledgor from the Pledged Property shall be deposited into the account designated by the Pledgee and be under the supervision of the Pledged. Such dividends or share profits shall be used as the Pledged Property to repay in priority the Guaranteed Liabilities.

2.8	The Pledgee shall have the right to dispose of any Pledged Property of the Pledgor in accordance with this Agreement in case of a Breaching Event.

Clause 3 - Release of Pledge

3.1
After the Pledgor and the Company has fully and completed performed all Contractual Obligations and repaid all Guaranteed Liabilities, the Pledgee shall, at request of the Pledgor, release the pledge hereunder and cooperate with the Pledgor to remove the record of Equity Pledge in the shareholder register of the Company. Reasonable fees arising out of the release of the pledge shall be borne by the Pledgee.

Dandong Longsheng
Share Pledge Agreement

Clause 4 - Disposition of Pledged Property

4.1
The Pledgor and the Pledgee hereby agree that, in case of any Breaching Event, the Pledgee shall have the right to exercise, upon giving written notice to the Pledgor, all of its remedies and powers granted to it by the PRC Law, Transaction Agreements and this Agreement, which includes but not limited to, repayment in priority with proceeds from auctions or sale-offs of the Pledged Property. The Pledgee shall not be liable for any loss arising out of its reasonable exercise of such rights and powers.

4.2
The Pledgee has the right to designate in writing its legal counsel or other agents to exercise any and all rights and powers set out above on its behalf, and the Pledgor shall not make any object thereto.

4.3
Reasonable costs incurred by the Pledgee in connection with its exercise of any and all rights and powers set out in Clauses 4.1 and 4.2 shall be borne by the Pledgor, and the Pledgee shall have the right to deduct such costs from the proceeds it acquires from the exercise of such rights and powers.

4.4	The proceeds obtained by the Pledgee from exercise of its rights and powers shall be used in the following orders:

4.4.1 to pay any cost incurred in connection with the disposition of Pledged Property and to exercise of the Pledgee’s rights and powers (including fees paid to its lawyer and agent);

4.4.2	to pay any taxes payable for the disposition of the Pledged Property; and

4.4.3  to repay the Guaranteed Liabilities to the Pledgee.

In case of any balance remained after payment of above sums, the Pledgee shall return the same to the Pledgor or other persons entitled thereto according to relevant laws and rules, or submit the same to the local notary public where the Pledgee is located.

4.5
The Pledgee shall have the option to exercise, simultaneously or in certain sequence, any remedies for breaching of the contract entitled to it. The Pledgee is not obliged to exercise other remedies for breaching of the contract before it exercises its right to auction or sell off the Pledged Property hereunder.

Clause 5 - Fees and Costs

5.1	All actual costs in connection with the creation of the Equity Pledge hereunder (including but not limited to stamp duty, any other taxes, all legal costs, etc.) shall be borne by the Pledgee.

Dandong Longsheng
Share Pledge Agreement

Clause 6 - Continuity and No Waiver

6.1
The Equity Pledge created hereunder is a continuous guarantee and shall be valid until the full performance of Contract Obligations or the full repayment of Guaranteed Liabilities. If the Pledgee waives or gives grace period for any breach of the agreement by Pledgor, or if the Pledgee delays in exercising any of its rights under the Transaction Agreements or this Agreement, the Pledgee’s rights to require the Pledgor and/or the Company to strictly perform the Transaction Agreement and this Agreement in accordance with this Agreement, the Transaction Agreements and the relevant PRC Law and regulations shall not be affected.

Clause 7 - Representations and Warranties

The Pledgor hereby represents and warrants to the Pledgee as follows:

7.1
The Pledgor is a PRC citizen with full capacity of disposition. He has full and independent legal status and capacity and has obtained due authorization to execute, deliver and perform this Agreement, and can be a litigant party independently.

7.2
The Pledgor has full power and authorization to execute and deliver this Agreement as well as other documents relating to the transaction contemplated hereunder and to be executed by him. The Pledgor also has full power and authorization to complete the transaction contemplated herein.

7.3
All reports, documents and information in relation to (i) the Pledgor and (ii) all matters required by this Agreement that have been provided by the Pledgor to the Pledgee before this Agreement comes into effect are true and correct in all material aspects.

7.4
All reports, documents and information in relation to (i) the Pledgor and (ii) all matters required by this Agreement to be provided by the Pledgor to the Pledgee after this Agreement has come into effect are true and correct in all material aspects.

7.5
When this Agreement comes into force, the Pledgor is the sole lawful owner of the Pledged Property free of any existing dispute in the ownership of the Pledge Property. The Pledgor has the right to dispose of the Pledged Property or any part thereof.

7.6	Other than the encumbrance created on the Pledged Property hereunder and the rights under the Transaction Agreements, the Pledged Property is free of any other encumbrance or third party interest.

7.7
At the time of effectiveness of this Agreement, the Pledged Property can be pledged or transferred in accordance with laws, and the Pledgor has sufficient rights and powers to pledge the Pledged Property to the Pledgee pursuant to this Agreement.

Dandong Longsheng
Share Pledge Agreement

7.8	By executing this Agreement, this Agreement shall constitute the legal, valid and binding obligations on the Pledgor.

7.9
Any consent, permission, waiver, authorization, or any governmental approval, license, exemption or filing procedures with any governmental agency (if required by laws) which are necessary for the execution and performance of this Agreement as well as the Equity Pledge hereunder have been duly obtained or processed and will remain effective during the valid term of this Agreement.

7.10
The Pledgor’s execution and performance of this Agreement are not in violation of or conflict with any (i) laws applicable to it, (ii) any agreements to which it is a party, or which have binding force upon its assets, or (iii) any court judgment, arbitration award, or decisions made by administrative authorities.

7.11	The pledge contemplated hereunder shall constitute the encumbrance of the first order in priority on the Pledged Property.

7.12	All taxes and fees payable in connection with the acquisition of the Pledged Property have already been paid by the Pledgor in full.

7.13
There is no pending or, to the knowledge of the Pledgor, threatened litigation, legal proceeding or request by any court or any arbitral tribunal against the Pledgor, its assets or the Pledged Property that may cause material or adverse effect on the financial condition of the Pledgor or its capability to perform the obligations hereunder and Guaranteed Liabilities.

7.14
The Pledgor hereby warrants to the Pledgee that above representations and warranties shall remain true and correct at any time and under any circumstances before the Contract Obligations are fully performed or the Guaranteed Liabilities are fully repaid, and will be complied with to the fullest extent.

Clause 8 - Undertakings

8.1	Undertakings by the Pledgor

The Pledgor hereby undertakes to the Pledgee as follows:

8.1.1
Without the prior written consent of the Pledgee, the Pledgor shall not create or permit to create any new pledge or other encumbrances on the Pledged Property. Any Pledge or other encumbrances created in respect of the whole or part of the Pledged Property without prior written consent of the Pledgee shall be null and void.

8.1.2
Without prior written consent of the Pledgee, the Pledgor shall not transfer the Pledged Property (whether a consideration is obtained therefrom or not), and any proposed transfer of the Pledge Property by the Pledgor shall be null and void. The prices obtained by the Pledgor from transferring the Pledged Property shall be used to repay the Guaranteed Liabilities in first priority.

Dandong Longsheng
Share Pledge Agreement

8.1.3
In case of any litigation, arbitration or other demand that may adversely affect the Pledged Property or the interests of the Pledgor or the Pledgee under the Transaction Agreements as well as this Agreement, the Pledgor shall assure that it will notify the Pledgee thereof in writing as soon as practicable and, at the request of the Pledgee, take all necessary measures to ensure the interests of the Pledgee in/on the Pledged Property.

8.1.4	The Pledgor shall not conduct or permit any act or action that may affect detrimentally the Pledged Property or the Pledgee’s interest under the Transaction Agreements and hereunder.

8.1.5
The Pledgor undertakes that, upon the reasonable request of the Pledgee, it shall take all necessary actions and execute all required documents (including but not limited to any supplementary agreement hereof) to ensure the pledge interest of the Pledgee over the Pledged Property and the exercise and realization of such rights.

8.1.6	In case an assignment of the Pledge Property is required for exercising the pledge right hereunder, the Pledgor undertakes that it shall take all actions to realize such assignment.

Clause 9 - Change of Circumstances

9.1
As a supplement hereof, and subject to the terms and conditions set out in this Agreement and the Transaction Agreements, if, at any time, the Pledgee believes that it becomes illegal or conflict with the following laws, regulations or rules to maintain the effectiveness hereof and/or to dispose of the Pledged Property in accordance with this Agreement due to (i) promulgation or change of any PRC Law, regulations or rules, (ii) change in the interpretation or application of such laws, regulations and rules, (iii) change of the relevant registration procedures, the Pledgor shall immediately take any action and / or execute any agreement or other documents according to the written instruction and reasonable requirement of the Pledgee, in order to:

(1)	keep this Agreement effective;
(2)	facilitate the disposition of Pledged Property in the way provided herein; and/or
(3)	maintain or realize the intention of this Agreement.

Clause 10 - Effectiveness and Term

10.1	This Agreement shall come into force upon the satisfaction of all following conditions:

Dandong Longsheng
Share Pledge Agreement

(1)	This Agreement has been duly executed by the Parties; and

(2)	The Equity Pledge hereunder has been legally recorded in the shareholders’ register of the Company.

The Pledgor shall cooperate with the Pledgee to register the Equity Pledge hereunder with competent equity-pledge registration authority within thirty (30) days following the execute date hereof, and shall provide the relevant registration certificate of the Equity Pledge to the Pledgee in the way satisfactory to the Pledgee.

10.2	This Agreement shall be valid until the complete performance of Contract Obligation and the full repayment of Guaranteed Liabilities.

Clause 11 - Notice

11.1	Any notice, request, requirement or other communications hereunder shall be made in writing and delivered to the relevant receiving Party.

11.2
Above notices or other communications shall be deemed to have been given when (i) it is sent out if sent by facsimile or email, or (ii) when it is delivered if deliver by person, or (iii) five (5) days following post if posted by mail.

Clause 12 - Miscellaneous

12.1
The Pledgee may transfer its rights and/or obligations hereunder to any third party by notifying the Pledgor without the Pledgor’s consent, however, without the Pledgee’s prior written consent, the Pledgor shall not transfer any of its rights, obligations or liabilities hereunder to any third party.

12.2	The successor or permitted transferee (if any) of the Pledgor shall continue to perform all obligations of the Pledgor hereunder.

12.3
The amount of the Guaranteed Liabilities determined by the Pledgee at the time of exercising its pledge right to the Pledged Property according to this Agreement shall be the conclusive evidence of Guaranteed Liabilities hereunder.

12.4
This Agreement is prepared in Chinese and shall be executed in four (4) originals. Each Party hereto shall hold one (1) original hereof. The number of originals hereof may be increased accordingly for the purpose of registration or filing (if necessary).

12.5	This Agreement shall be governed by and construed in accordance with the PRC Laws.

12.6
Any dispute arising out of or in connection with this Agreement shall be settled by the Parties through friendly consultation. If no agreement has been reached within thirty (30) days following the occurrence of such dispute, it shall be submitted to the competent court for resolution.

Dandong Longsheng
Share Pledge Agreement

12.7
Any right, power or remedy granted to either Party under any provisions herein shall not preclude any other rights, powers or remedies that a Party may be entitled to in accordance with laws or other provisions hereof. A Party’s exercise of its rights, powers or remedies shall not preclude it from exercising other rights, powers or remedies granted to such Party.

12.8
Any failure or delay by a Party in exercising any of its rights, powers and remedies hereunder or in accordance with laws (the “Party’s Rights”) shall not be deemed as a waiver thereof, and any single or partial exercise of the Party’s Rights shall not preclude such Party from (i) further exercise of such rights and (ii) exercise of other Party’s Rights.

12.9	The headings of this Agreement are for easy reference only and shall not be used for or affect the interpretation hereof in any circumstances.

12.10
Each provision hereunder shall be severable and independent from each other, and, if any provision(s) hereunder has been held invalid, illegal or unenforceable at any time, the validity, legality and enforceability of the remaining provision shall not be affected thereby.

12.11
Any amendment or supplement to this Agreement shall be made in writing. No amendment or supplement to this Agreement shall be effective without duly signed by the Parties, save for the Pledgee’s transfer of its rights hereunder according to Clause 12.1.

12.12	Subject to above Clause 12.1, this Agreement shall be binding upon the lawful successor of each Party.

12.13
At the same time of the execution hereof, the Pledgor shall sign a power of attorney (the sample of which is set out in Appendix 2 hereto, hereinafter referred to as the “Power of Attorney”) to authorize any person appointed by the Pledgee to sign on behalf of the Pledgor any and all legal documents necessary for enabling the Pledgee to exercise its rights hereunder. Such Power of Attorney shall be delivered to and be kept by the Pledgee, and, when necessary, the Pledgee may submit such Power of Attorney to relevant governmental authorities at any time.

[THE REMAINDER OF THE PAGE IS INTENTIONALLY LEFT BLANK]

Dandong Longsheng
Share Pledge Agreement

[EXECUTION PAGE]

IN WITNESS WHEREOF, the following Parties have caused this Equity Pledge Agreement to be executed as of the date and in the place first written above.

ZHAO Guang
Signed by     : _________________

Shenzheng Zhihao Dongbo Technology Ltd.
(company seal)

Signed by     : _________________
Name:
Title:

Dandong Longsheng
Share Pledge Agreement

Appendix 1

Basic Information of the Company

Company name	: LongSheng Horticulture Technology Co., Ltd.

Registered address	: Group1, Longsheng Village, Shancheng Town, ZhenAn District, Dandong, LiaoNing Province

Registered capital	: RMB100,000

Equity structure	:

Name of Shareholder	Capital Contribution	Equity Share
ZHAO Guang	RMB100,000	100%

Dandong Longsheng
Share Pledge Agreement

Appendix 2

Power of Attorney

I, ZHAO Guang (identity card number: 2323301968080846111), hereby irrevocably appoint any person designated by Shenzheng Zhihao Dongbo Technology Ltd. as my authorized representative to sign on my behalf all legal documents necessary for or in connection with enabling Shenzheng Zhihao Dongbo Technology Ltd. to exercise its rights under the Equity Pledge Agreement Concerning LongSheng Horticulture Technology Co., Ltd. between it and myself.

Signature: _________________
Date: _____________________